Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the following registration statements on Form S-3 and Form S-4, and related prospectuses of The Williams Companies, Inc. and in the following registration statements on Form S-8 of our report dated February 25, 2010, except as it relates to the matter discussed in the first paragraph of Basis of Presentation set forth in Note 1, as to which the date is May 26, 2010, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc., included in this Current Report on Form 8-K.
Form S-3:
     Registration Statement Nos. 333-29185, 333-106504, 333-134293 and 333-159559
Form S-4:
     Registration Statement No. 333-159558
Form S-8:

Registration Statement No. 33-58671 —	The Williams Companies, Inc. Stock Plan for Nonofficer Employees

Registration Statement No. 333-03957 —	The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors

Registration Statement No. 333-11151 —	The Williams Companies, Inc. 1996 Stock Plan

Registration Statement No. 333-40721 —	The Williams Companies, Inc. 1996 Stock Plan for Nonofficer Employees

Registration Statement No. 333-51994 —	The Williams Companies, Inc. 1996 Stock Plan for Nonofficer Employees

Registration Statement No. 333-85542 —	The Williams Investment Plus Plan

Registration Statement No. 333-85546 —	The Williams Companies, Inc. 2002 Incentive Plan

Registration Statement No. 333-142985 —	The Williams Companies, Inc. Employee Stock Purchase Plan and The Williams Companies, Inc. 2007 Incentive Plan
/s/ Ernst & Young LLP
Tulsa, Oklahoma
May 26, 2010